EXHIBIT 10.1

CHESAPEAKE BANK OF MARYLAND

2020 AMENDMENT TO THE

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Chesapeake Bank of Maryland (“Bank”) has previously implemented a Supplemental Executive Retirement Plan (“SERP”) between the Bank and Mr. William Bocek (“Executive”) effective November 1, 2014; and

WHEREAS, the Compensation Committee of the Board of Directors of the Bank has determined to terminate the SERP effective as of September 16, 2020, and in conformity with the terms of the SERP at Section 6.3, distributions to be made in accordance with such plan shall be made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination date;

NOW THEREFORE, BE IT RESOLVED, that the SERP be amended as follows:

1. Section 6.3 of the SERP shall be amended by the addition of the following subsection (d), as follows:

“Notwithstanding anything to the contrary herein, the Plan shall be terminated effective as of September 16, 2020, and the Executive shall be fully vested in the Normal Retirement Benefit as provided at Section 2.1 herein. Payment of the Accrued Liability calculated as of September 30, 2021 shall be made in the form of a single, lump-sum distribution to the Executive as of October 1, 2021.”

2. Nothing contained herein shall be held to alter, vary, or affect any of the terms, provisions, or conditions of the Plan other than as stated above.

IN WITNESS WHEREOF, the Bank, by action of the Compensation Committee of the Board of Directors, has caused this 2020 Amendment to the Plan to be approved and executed by its duly authorized officer on this 16th day of September, 2020.

Chesapeake Bank of Maryland
Attest:

	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President